Exhibit 99.1

urban-gro, Inc. Finalizes $10 Million Interest-Only Revolving Asset Based Lending Facility

LAFAYETTE, Colo., December 18, 2023 – urban-gro, Inc. (Nasdaq: UGRO) (“urban-gro” or the “Company”), an integrated professional services and consulting firm, today announced that UG Construction, Inc. (“the Borrower”), the Company’s wholly-owned construction subsidiary, has finalized an interest-only revolving asset based lending facility (“the ABL”) in the amount of $10 million dollars.

Bradley Nattrass, Chairman and CEO, commented, “As we continue to sign larger deals in multiple market sectors, particularly the design-build contracts led by our construction division, it is important that we have continued access to non-dilutive working capital. This ABL will provide us with the financial flexibility to better manage working capital needs as related to supporting our strengthening growth trajectory.”

The ABL will be in place of a $8 million receivables-based borrowing agreement that the Company discussed on its third quarter earnings call that was never finalized as it was not drawn upon.

The ABL expires in March 2025 and is subject to an automatic nine-month renewal if the Borrower is compliant with all terms of the loan agreement and secures lender approval. The Company has filed a Form 8-K with the Securities and Exchange Commission detailing all terms and conditions of the ABL. Bancroft Capital, LLC served as exclusive placement agent to the Company for the transaction.

About urban-gro, Inc.

urban-gro, Inc.® (Nasdaq: UGRO) is an integrated professional services consulting firm delivering professional services and solutions across architecture, design, engineering, equipment integration, and construction management. Our multi-sector expertise encompasses a diverse set of projects across a host of industries such as CEA, light industrial, healthcare, hospitality, laboratories and more. Our dedicated and innovative team is fueled by a commitment to empower our clients by providing exceptional customer experiences throughout the project lifecycle and beyond, including post-operational support. With offices across North America and in Europe, we deliver Your Vision – Built. Learn more by visiting www.urban-gro.com.

About Bancroft Capital, LLC.

Bancroft Capital, a certified Service-Disabled Veteran-Owned Small Business (SDVOSB), is the premier preferred provider of Institutional Broker-Dealer and Capital Markets services. Bancroft was founded by a disabled Navy veteran and was built upon a commitment to service: service to clients, country, veterans and first responders. A for-profit company, Bancroft rises above the competition on the merit of content and leadership derived from industry veterans with 40+ years of industry pedigree; and on the foundation of a commitment to offer meaningful training/ employment to service-disabled veterans, first responders, and military spouses through their Veteran Training Program.

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Safe Harbor Statement

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as “believes,” “will,” “expects,” “anticipates,” “may,” “projects,” “forecast” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The forward-looking statements in this press release include, without limitation, future events, business strategy, future performance, impact of our platform in the marketplace, optimizing our platform, prospects, plans and objectives of management. These and other forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including, among others, our ability to successfully manage and integrate acquisitions, our ability to accurately forecast revenues and costs, competition for projects in our markets, our ability to predict and respond to new laws and governmental regulatory actions, our ability to successfully develop new and/or enhancements to our product offerings and develop a product mix to meet demand, risks related to adverse weather conditions, supply chain issues, rising interest rates, economic downturn or other factors that could cause delays or the cancellation of projects in our backlog or our ability to secure future projects, our ability to maintain favorable relationships with suppliers, risks associated with reliance on key customers and suppliers, our ability to attract and retain key personnel, results of litigation and other claims and insurance coverage issues, risks related to our information technology systems and infrastructure, our ability to maintain effective internal controls, our ability to execute on our strategic plans, our ability to achieve and maintain cost savings, the sufficiency of our liquidity and capital resources, and our ability to achieve our key initiatives for 2023, particularly our growth initiatives. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Investor Contacts:

Dan Droller – urban-gro, Inc.

-or-

Jeff Sonnek – ICR, Inc.

(720) 730-8160

investors@urban-gro.com

Media Contact:

Barbara Graham – urban-gro, Inc.

(720) 903-1139

media@urban-gro.com

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